Exhibit 99(b)(2)

July 14, 2004

Mr. David L. Gussack
President
GBC Acquisition Corp.
44 High Street
West Nyack, NY 10994

Re: $6,000,000 Term Loan and KeyBank's Commitment Letter dated May 24, 2004.

Please be advised that the Commitment Expiration Date, mentioned in the third paragraph of the above referenced letter, has been extended to August 31, 2004.

Please call me with any questions. Thank you.

Sincerely,

Joseph F. Markey
Senior Vice President

Accepted and Agreed to:

GBC Acquisition Corp.


By:
    -----------------------
Name:  David L. Gussack
Title: President